UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2017
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, Methode's shareholders voted on proposals to (i) elect eight (8) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 28, 2018, (iii) cast an advisory vote on executive compensation and (iv) recommend, by non-binding vote, the frequency of advisory votes on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	32,223,982	126,780	123,082	2,408,967
Darren M. Dawson	30,877,508	1,473,423	122,913	2,408,967
Donald W. Duda	32,203,751	142,474	127,619	2,408,967
Martha Goldberg Aronson	32,253,587	96,573	123,684	2,408,967
Isabelle C. Goossen	31,044,564	1,306,434	122,846	2,408,967
Christopher J. Hornung	30,889,245	1,456,843	127,756	2,408,967
Paul G. Shelton	30,827,396	1,523,535	122,913	2,408,967
Lawrence B. Skatoff	30,839,773	1,511,169	122,902	2,408,967

2	Ratification of the selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
33,231,240	1,527,278	124,293	—

3	Advisory approval of Methode's named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
30,630,741	1,699,413	143,690	2,408,967

4	Recommendation, by non-binding vote, of the frequency of advisory votes on named executive officer compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
26,014,851	16,859	6,307,748	134,386	2,408,967

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017	METHODE ELECTRONICS, INC. By: /s/ John R. Hrudicka John R. Hrudicka Chief Financial Officer